UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: August 29, 2003

Date of Earliest Event Reported: August 26, 2003

DOLLAR TREE STORES, INC.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-25464

VIRGINIA	54-1387365
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

500 Volvo Parkway
Chesapeake, VA 23320
(Address of principal executive offices)

        Registrant’s telephone number, including area code: (757) 321-5000

Item 9. Regulation FD Disclosure.

The following summarizes information discussed in Dollar Tree Stores, Inc.‘s publicly available telephone conference call on August 26, 2003, regarding its fiscal second quarter 2003 earnings results.

The information contained in this item is being furnished to the Securities and Exchange Commission. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Net Sales

Net sales for the second quarter of 2003 were $626 million, representing a 22% increase over second quarter 2002. Our comparable store net sales increased 5.1% quarter over quarter; this increase was primarily attributed to increased foot traffic in our stores.

Gross Margin

Gross margin for the fiscal second quarter was 35.3%, as a percentage of net sales, compared to 35.7% for the fiscal quarter ended July 31, 2002. This decline was primarily attributable to the following:
o	a slightly higher percentage of net sales of basic merchandise, which typically carry a lower gross margin,
o

approximately $1.0 million of additional non-cash expense in this quarter’s cost of sales associated with the adoption of FIN 46-Consolidation of Variable Interest Entities, which consolidated four of our distribution centers, previously accounted for as operating leases, onto our financial statements and

o	the inclusion of Greenbacks’ lower margin net sales in our results for the final 5 weeks of the quarter.
These factors were partially offset by leverage on fixed occupancy and distribution costs, provided by our 5.1% comparable store net sales for the second quarter of 2003.

Pre-tax earnings

As expected, Greenbacks did not contribute significant income to our second quarter results. Greenbacks integration expenses in the second quarter totaled approximately $300,000.

Balance Sheet

Cash and investments of $100 million and inventory levels of $513.3 million, as of the end of the second quarter, were better than plan. Included in our inventory balance was approximately $25.5 million related to Greenbacks. Intangibles, net at the end of the second quarter includes goodwill of approximately $36.8 million related to our Dollar Bills acquisition and $80.6 million related to the Greenbacks acquisition.

Outlook

Our August net sales are tracking on plan. Based on our above-plan first-half 2003 results and the addition of Greenbacks, we expect our net sales and earnings growth for the fiscal year to be at least 19%, based on slightly positive comparable store net sales.

We expect our gross margin in the third quarter of 2003 to be lower than last year’s fiscal third quarter of 36.8%, while we expect our fourth quarter of 2003 gross margin to be higher than last year’s fiscal fourth quarter of 36.1%. For fiscal year 2003, our gross margin will approximate 36%, as a percentage of net sales. Our long-term gross margin guidance continues to be 36%-37%, as a percentage of net sales.

We expect Greenbacks’ merchandise margin to improve; however, the full effect of its margin improvements will be realized in fiscal 2004.

We expect a slight improvement in selling, general, and administrative expenses in the second half of 2003, primarily in the fourth quarter, compared to the same period last year.

We continue to expect slight increases in depreciation as a percentage of net sales during the second half of 2003 and fiscal year 2004 due to the continued installation of point-of-sale systems in our stores. We believe these non-cash expenses will plateau, as a percentage of net sales, in 2005 or 2006.

As a result of our brand-marketing tests conducted this spring, we believe that some form of advertising will be in our future. In determining how much marketing we will use, we will focus on net sales growth and the return on our marketing costs.

In fiscal 2004, our focus will be on:
o	improving the merchandise mix and margins in the Greenbacks stores
o	lowering overall selling, general, and administrative expenses and
o	growing earnings faster than sales.

Growth

We expect to achieve a 28% selling square footage growth for the current fiscal year. We expect selling square footage growth for third quarter of 2003 to be approximately 36% and the fourth quarter to be approximately 28% compared to the same periods in 2002.

We plan to finish the year with approximately 50-70 race track format stores (17,000-25,000 average gross square feet).

We expect to convert 40 Greenbacks stores to our signage and fixtures in fiscal 2003, with the remaining stores being converted by mid-year fiscal 2004.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS:

This Current Report on Form 8-K contains “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan or estimate. For example, our forward-looking statements include statements regarding:

o	future net sales, including comparable store net sales, and future earnings;
o	gross and operating margins, including selling, general and administrative expenses;
o	store opening and growth plans, including square-footage growth and store format plans;
o	Greenbacks’ stores conversions; and
o	the amount of future advertising levels.

These forward-looking statements are subject to numerous risks and uncertainties that may affect us including:

o	the outbreak of war and other national and international events, such as terrorism;
o	adverse economic conditions, such as declining consumer confidence or spending, or bad weather;
o

possible difficulties in meeting our net sales and other expansion goals and anticipated comparable store sales results, which may result in loss of leverage of selling, general and administrative expenses;

o	increase in the cost of or disruption of the flow of our imported goods;
o	possible delays, unexpected costs and other difficulties integrating with Greenbacks;
o	the difficulties in managing our aggressive growth plans, including opening stores on a timely basis;
o	competition and possible increases in merchandise costs, shipping rates, freight costs, or other operating costs such as wage levels; and
o	the capacity and performance of our distribution network and our ability to expand its capacity in time to support our net sales growth.

For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections in our Annual Report on Form 10-K filed March 28, 2003 and our Quarterly Report on Form 10-Q filed June 10, 2003. Also, carefully review “Risk Factors” in our most recent prospectuses filed November 15, 2000 and August 3, 2000. In light of these risks and uncertainties, the future events, developments or results described by our forward-looking statements in this document could turn out to be materially and adversely different from those we discuss or imply.

We are not obligated to release publicly any revisions to any forward-looking statements contained in this filing to reflect events or circumstances occurring after the date of this report or to reflect the occurrence of future events and you should not expect us to do so.

Item 12. Results of Operations and Financial Condition.

The information (including disclaimer) presented under Item 9 is incorporated by reference into this Item 12.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: August 29, 2003

          DOLLAR TREE STORES, INC.

By: /s/ Frederick C. Coble —————————————— Frederick C. Coble Chief Financial Officer